                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            FENTURA BANCORP, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                               [COMPANY NAME]
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

[FENTURA BANCORP, INC. LOGO]





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 18, 1998



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Fentura Bancorp, Inc. will be held at the St. John Activity Center, 610 N. Adelaide St., Fenton, Michigan 48430, on Wednesday, March 18, 1998, at 7:00 p.m., for the following purposes:

         1. To elect four Directors constituting the "Class I Directors" of the Board of Directors, to serve for three years until the 2001 Annual Meeting of Shareholders and until their respective successors are elected and have qualified.

         2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on February 14, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

          You are cordially invited to attend the Annual Meeting in person, but whether or not you plan to attend, please complete, sign and date the enclosed Proxy and mail it in the return envelope which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting if shareholders will return their signed Proxies promptly, whether they own few or many shares. If you do attend the Annual Meeting, you may, if you wish, revoke your Proxy and vote your shares in person.



                       By Order of the Board of Directors


                               RICHARD A. BAGNALL
                                    Secretary
Fenton, Michigan
February 20, 1998

[FENTURA BANCORP, INC. LOGO]




                                 PROXY STATEMENT
                             MEETING OF SHAREHOLDERS
                                      1998

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Fentura Bancorp, Inc. (the "Corporation") of Proxies to be voted at the 1998 Annual Meeting of Shareholders of the Corporation (the "Annual Meeting") and any adjournment or adjournments thereof. The Annual Meeting will be held on March 18, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The mailing address of the principal executive office of the Corporation is One Fenton Square, Fenton, Michigan 48430-0725.

         This Proxy Statement, the Proxy, and Notice of Annual Meeting is being first mailed to shareholders on February 20, 1998.

SHAREHOLDERS ENTITLED TO VOTE

         Only shareholders of record at the close of business on February 14, 1998, are entitled to notice of and to vote at the Annual Meeting. On February 14, 1998, there were 692,343 shares of Common Stock of the Corporation outstanding and entitled to vote at the Annual Meeting held by approximately 500 holders of record. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Corporation entitled to vote upon the proposals to be presented at the Annual Meeting. The presence at the Annual Meeting, whether in person or by proxy, of the holders of a majority of the shares of the Corporation's Common Stock outstanding and entitled to vote on the record date will constitute a quorum.

VOTING SHARES REPRESENTED BY PROXIES

         The only matters known to the Board of Directors to be presented at the Annual Meeting are the election of Directors. If any other matter is presented upon which a vote properly may be taken, the persons named in the accompanying form of Proxy intend to vote the shares represented by such Proxies in accordance with their judgment. Shares represented by properly executed Proxies received by the Corporation will be voted at the Annual Meeting in the manner specified therein. If no instructions are specified in the Proxy, the shares represented thereby will be voted in favor of the proposals presented at the Annual Meeting by the Board of Directors. Any Proxy may be revoked by the person giving it at any time prior to being voted.

ELECTION OF DIRECTORS

         The sole matter to be considered at the Annual Meeting will be the election of Directors. In accordance with the Corporation's Articles of Incorporation and Bylaws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the terms of office of the Directors in one of the three classes expire. Successors to the class of Directors whose terms have expired are elected for a three-year term. The Directors whose terms expire at the Annual Meeting ("Class I Directors") are Philip J. Lasco, Jon S. Gerych, Thomas P. McKenney and Glen J. Pieczynski.

         The Board of Directors has nominated these same individuals for re-election as Class I Directors. Those persons who are elected as Class I Directors at the Annual Meeting will hold office for three years. Their terms will expire at the 2001 Annual Meeting of Shareholders and upon the election and qualification of their successors. If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting may be reduced by the number unable to serve and for whom no substitute is recommended by the Board of Directors.

         So far as the Board is advised, only the four persons named above as nominees will be nominated for election as Directors at the Annual Meeting. The shares represented by Proxies in the accompanying form will be voted for the election of such nominees unless a contrary direction is indicated. If any of the nominees are unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors recommends.

         Directors will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker nonvotes will have no effect on the election of directors.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

         The name and age of each nominee and each incumbent or nominee Director, his five-year business experience and the year he became a Director of the Corporation, according to information furnished to the Corporation by him, are as follows:


            NAME                AGE                      BUSINESS EXPERIENCE                       DIRECTOR SINCE
            ----                ---                      -------------------                       --------------
                               DIRECTOR NOMINEES - TERMS EXPIRING IN 1998 (CLASS I)

Philip J. Lasco(1)              51     Owner, Lasco Ford Chrysler                                      1995

Jon S. Gerych(1)                46     President, Gerych Greenhouse, Inc.                              1992

Thomas P. McKenney(1)           45     Attorney, Kohl, Secrest, Wardle, Lynch, Clark & Hampton         1992

Glen J. Pieczynski(1)           56     Owner, Linden True Value Hardware, Inc.                         1992

                               INCUMBENT DIRECTORS - TERMS EXPIRING IN 1999 (CLASS II)

Brian P. Petty(1)               40     Owner, Fenton Glass Service, Inc.                               1995

Richard A. Bagnall              56     Executive Vice President, 1988 to present; Director of          1990
                                       The State Bank, 1989 to present; Secretary of The State
                                       Bank, 1990 to present; Treasurer of Fentura Bancorp, Inc.,
                                       1989 to present; Director & Secretary of Fentura Bancorp,
                                       Inc. 1990 to present

Russell H. Van Gilder, Jr.      63     Chairman of the Board of Fentura Bancorp, Inc., 1997 to         1987
                                       present; Vice Chairman of the Board of Fentura Bancorp,
                                       Inc., 1995 to 1997; Chairman of the Board of The State
                                       Bank, 1997 to present;  Vice Chairman of the Board of The
                                       State Bank, 1995 to 1997;  Director of Fentura Bancorp,
                                       Inc., 1987 to present; Director of The State Bank,  1981
                                       to present;  President (1975 to 1996) and Chairman (1996
                                       to present) VG's Food Center, Inc.

            INCUMBENT DIRECTORS - TERMS EXPIRING IN 2000 (CLASS III)

Donald L. Grill                 50     President and Chief Executive Officer of the Corporation        1996
                                       and The State Bank, 1996 to present; Director,  The State
                                       Bank, 1996 to present.  Various executive positions
                                       (including Vice President, Executive Vice President,
                                       President and Chief Executive Officer) with First of
                                       America Bank Corporation and its subsidiaries, 1983-1996
                                       Corporation and its subsidiaries, 1983-1996

Forrest A. Shook                55     Vice Chairman of the Board of Fentura  Bancorp, Inc., 1997      1997
                                       to present;  Vice Chairman of the Board of The State Bank,
                                       1997 to present; President, NLB Corporation, 1971 to
                                       present; Director,  The State Bank, 1996 to present


(1) Each person has been so occupied for more than five years.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF THE CORPORATION

         The Corporation itself has no standing committees of the Board of Directors. The Board of Directors of the Corporation's sole operating bank subsidiary, The State Bank (the "Bank") has Executive, Audit, Compensation, Director Loan, Trust, Investment, Forward Planning and Director Selection Committees.

         The Executive Committee during 1997 was composed of Russell H. Van Gilder, Jr., Donald L. Grill, Forrest A. Shook, and Thomas P. McKenney, and met 8 times during 1997. The Executive Committee oversees the day-to-day management of the Bank between Board meetings.

         The Audit Committee met 5 times during 1997 and is composed of Philip
J. Lasco, Thomas P. McKenney, and Glen J. Pieczynski. The responsibilities of the Audit Committee are to participate with the management of the Bank in selecting and recommending to the Board of Directors the outside audit firm to be retained; to review with management and auditors the scope of the proposed audit; to review the annual audit with management and the outside auditors before final figures are published; to review with management the periodic examinations made by supervisory authorities and any replies required in connection with such examination; to review quarterly the role and scope of the work performed by the Bank's internal auditor; and to review programs and procedures with management to avoid conflicts of interest and any other aspects of business ethics.

         The Compensation Committee met 4 times during 1997 and is composed of Russell H. Van Gilder, Jr., Forrest A. Shook and Brian P. Petty. The responsibility of the Compensation Committee is to recommend to the Board of Directors of the Bank the compensation of Bank officers.

         The Director Loan Committee met 19 times during 1997 and each Director serves a total of six months during the year on this Committee. The responsibility of the Director Loan Committee is to review, approve and recommend loan decisions within Board delegated authority.

         The Trust Committee met 12 times during 1997 and is composed of Philip
J. Lasco, Jon S. Gerych, and Glen J. Pieczynski. The responsibility of the Trust Committee is to oversee and monitor all activities of the Trust and Investment Management Department.

         The Investment Committee met once during 1997 and is composed of Jon
S. Gerych, Richard A. Bagnall, and Philip J. Lasco. The responsibility of the Investment Committee is to review and monitor Bank investment activity and establish Bank investment guidelines.

         The Forward Planning Committee met 5 times during 1997 and is composed of Forrest A. Shook, Jon S. Gerych, Donald L. Grill, and Brian P. Petty. The Forward Planning Committee evaluates and directs the strategic planning initiatives of the Bank and Corporation.

         The Director Selection Committee met 3 times during 1997 and is composed of Russell H. Van Gilder, Jr., Brian P. Petty, Jon S. Gerych, Glen J. Pieczynski, and Donald L. Grill. The Director Selection Committee monitors the process of identifying, interviewing, and recommending new Director candidates.

         Twelve regular and 3 special meetings of the Board of Directors of the Bank were held during 1997. The Board of Directors of the Corporation held 10 regular and 2 special meetings during 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of February 14, 1998, the shareholdings of (a) each person known to the Corporation to be the beneficial owner of more than 5% of the Corporation's Common Stock, (b) each of the incumbent Directors and Director nominees, (c) each person named in the Summary Compensation Table below, and (d) all Directors and Executive Officers as a group, according to information furnished to the Corporation by these persons.

              NAME AND ADDRESS OF                       AMOUNT AND NATURE OF                    PERCENT OF
               BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP (1)                  CLASS (2)
Jon S. Gerych                                             1,656                                     *
13168 Sam Hill Lane
Fenton, Michigan 48430

Thomas P. McKenney                                        694(3)                                    *
304 E. Maple Street
Holly, Michigan 48442

Glen J. Pieczynski                                        1,337(3)                                  *
506 Riverside Drive
Linden, Michigan 48451

Philip J. Lasco                                           1,619(3)                                  *
1020 East Street
Fenton, Michigan 48430

Brian P. Petty                                            1,983(3)                                  *
10488 Jayne Valley Lane
Fenton, Michigan 48430

Richard A. Bagnall                                        3,055(3)                                  *
4186 Owen Rd.
Fenton, Michigan 48430

Russell H. VanGilder, Jr.                                 5,976(3)                                  *
4707 Vincent Dr.
Holly, Michigan 48442

Donald L. Grill                                           1,886(3)                                  *
One Fenton Square
Fenton, Michigan 48430
Forrest A. Shook
29830 Beck Rd.                                            2,363(3)                                  *
Wixom, MI 48393

Donald E. Johnson, Jr.                                    74,404                                  10.75
Trustee u/a/d 5/18/93
SNB Trust Operations
101 N. Washington Avenue
Saginaw, Michigan 48607

Linda J. Lemieux                                          38,153                                   5.51
SNB Trust Operations
101 N. Washington Avenue
Saginaw, Michigan 48607

Mary Alice Heaton,                                        38,146                                   5.51
Trustee of the Mary Alice
Heaton Trust dtd 8/29/91
c/o Second National Bank
101 N. Washington Avenue
Saginaw, Michigan 48607

All  Directors  and  Executive  Officers  as  a           20,798                                   3.00
Group (10 persons)

         (footnotes on following page)

         (1) The number of shares in this column includes shares owned directly or indirectly, through any contract, arrangement, understanding or relationship, or the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power.
         (2) The symbol *, shown in this column, indicates ownership of less than 1%.
         (3) Ownership and voting rights of all shares are joint with spouse.


EXECUTIVE OFFICERS

         The table below sets forth certain information as to the present Executive Officers of the Corporation and the Bank. Executive Officer appointments are made or reaffirmed annually at the organizational meeting of the Board of Directors immediately following the Annual Meeting of Shareholders. At its regular meetings, the Board may also make other Executive Officer appointments.

                                                                                                    YEAR BECAME
                                                                                                     EXECUTIVE
            NAME               AGE                       BUSINESS EXPERIENCE                          OFFICER
            ----               ---                       -------------------                        ------------

Russell H. Van Gilder, Jr.      63    Chairman of the Board of Fentura Bancorp, Inc., 1997 to           1995
                                      present; Vice Chairman of the Board of Fentura Bancorp,
                                      Inc., 1995 to 1997; Chairman of the Board of The State
                                      Bank, 1997 to present; Vice Chairman of the Board of The
                                      State Bank, 1995 to 1997; Director of Fentura Bancorp,
                                      Inc., 1987 to present; Director of The State Bank, 1981 to present;  President (1975 to 1996) and Chairman (1996  to
                                      present) VG's Food Center, Inc.

Forrest A. Shook                55    Vice Chairman of the Board of Fentura Bancorp, Inc., 1997         1997
                                      to present; Vice Chairman of the Board of The State Bank,
                                      1997 to present; President, NLB Corporation, 1971 to
                                      present; Director, The State Bank, 1996 to present

Donald L. Grill                 50    President and Chief Executive Officer of the Corporation          1996
                                      and The State Bank, 1996 to present; Director, The State
                                      Bank, 1996  to present.  Various executive positions
                                      (including Vice President, Executive Vice President,
                                      President and Chief Executive  Officer) with First of
                                      America Bank Corporation and its subsidiaries, 1983-1996

Richard A. Bagnall              56    Executive Vice President, 1988 to present; Director of The        1988
                                      State Bank, 1989 to present;  Secretary of The State Bank,
                                      1990 to present; Treasurer of Fentura  Bancorp, Inc., 1989 to present;  Director &  Secretary of Fentura  Bancorp,
                                      Inc. 1990 to present Vice President and Chief  Financial
                                      Officer of Fentura


Ronald L. Justice               33    Bancorp, Inc. and The State Bank, 1995 to present;  Vice          1995
                                      President of Corporate Administration, 1992 to 1994;
                                      Controller and Cashier, 1990 to 1992; Chief Auditor, 1989
                                      to 1990

EXECUTIVE COMPENSATION

         The Corporation paid no cash compensation in 1997 to any Director or Executive Officer other than compensation paid by the Bank, and management has no present intention of instituting any such compensation. However, if substantial duties unrelated to the operation of the Bank develop, this policy will be reexamined as necessary in order to attract and retain qualified Directors and Executive Officers for the Corporation. All of the current officers of the Corporation are also Directors and/or employees of the Bank, and all such officers have been compensated by the Bank.

         The following table sets forth the aggregate cash remuneration paid or accrued by the Bank during 1997 to the Chief Executive Officer of the Corporation, and the only other executive officer of the Corporation whose aggregate cash remuneration for 1997 exceeded $100,000.


                                                              Annual Compensation
                                              -----------------------------------------------------
                                                                                                       All other
                                                                                   Other Annual      Compensation
        Name and Principal Position             Year    Salary($)    Bonus($)    Compensation($)         ($)(1)
        ===========================             ====    =========    ========    ===============         ======

Donald L. Grill                                 1997      $160,000     $86,240(2)          $10,250               -0-
President and Chief Executive Officer           1996         6,717         -0-                 -0-               -0-
(from December 1996)

Richard A. Bagnall                              1997      $129,000     $47,472             $10,250            $2,375
Executive Vice President - Senior Lender        1996       109,000      65,299              10,250             2,119
                                                1995       105,000      68,600               9,500             2,250

(1)   Employer contribution amount to 401(k) plan for employee's account.

(2) Mr. Grill's 1997 bonus of $86,240 consists of a performance-based component of $66,240, and an incentive compensation payment of $20,000 offered to encourage Mr. Grill to leave his prior employment and join the Bank. The Bank also reimbursed Mr. Grill in the amount of $42,000, for certain taxes he incurred as a result of accepting employment with the Bank.

DIRECTORS' FEES

         The Corporation paid no fees during 1997 to Directors of the Corporation for their services as Directors. However, each of the Directors of the Corporation was also a Director of the Bank. The Bank paid its Directors fees of $16,250 for the Chairman, $11,750 for the Vice Chairman, and $10,250 for other Directors. All such fees paid to the individuals named in the above Summary Compensation Table during 1997 are included in that Table.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Corporation and the Bank have entered into a Severance Compensation Agreement with each of Donald L. Grill and Richard A. Bagnall. Under these agreements, if a "change in control" (as defined in the agreements) occurs while the executive is an employee of the Bank or the Corporation, and if within five years thereafter the executive's employment is terminated by the Bank without "cause", by the executive for "good reason", or by either party because of the executive's death or "disability" (in each case, as such terms are defined in the agreements), then the Bank shall thereafter pay the executive an annual amount equal to 50% of the highest amount of the executive's "annual compensation" (as defined in the agreements) in the five preceding calendar years, for a period of five years after the termination date (or until the first day of the month immediately preceding the executive's "normal retirement date", if earlier). If the executive dies after this payment obligation begins, or if the executive so elects, the Bank will be obligated to make a lump sum payment of these payments, discounted to the then present value using a 10% per year discount rate. In addition, the Bank shall provide the executive with hospital and medical coverage for the full "COBRA" period. However, if the payments exceed the ceiling amount for deductibility under Section 280G of the Internal Revenue Code of 1986, then the payments shall be reduced to the maximum amount allowable under Section 280G.

TRANSACTIONS WITH CERTAIN INTERESTED PARTIES

         Certain Directors and Executive Officers of the Corporation, including their associates, were loan customers of the Bank during 1997, 1996 and 1995. Such loans were made in the ordinary course of business at the Bank's normal credit terms and interest rates, and do not represent more than a normal risk of collection. Total loans to these persons at December 31, 1997, 1996 and 1995 amounted to $1,466,396, $1,448,047, and $1,645,412, respectively. During 1997,
$129,505 of new loans were made and repayments totaled $110,490. At December 31, 1997, these loans aggregated 5.48% of consolidated stockholders' equity.

SHAREHOLDER PROPOSALS

         Any proposal by a shareholder of the Corporation to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting of Shareholders must be received by Richard A. Bagnall, Secretary, at the principal executive offices of the Corporation by October 24, 1998.

ANNUAL REPORT ON FORM 10-KSB

         Copies of the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1997 (including the financial statements and financial statement schedules, which are also included in this Proxy Statement) may be obtained upon request from Donald L. Grill, President, at the Corporation's principal office, One Fenton Square, Fenton, Michigan 48430-0725, telephone number (810) 750-8725.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Certain parties are required to file under Section 16 of the Securities Exchange Act of 1934 reports of ownership and changes of ownership with the Securities and Exchange Commission, and to provide copies of such reports to the Corporation. Based solely on information provided to the Corporation by the responsible individuals, the Corporation believes that during the preceding year all responsible persons timely filed all reports required by Section 16.

INDEPENDENT ACCOUNTANTS

         Grant Thornton, the Corporation's independent public accountants for 1997, will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to answer questions that may be asked by shareholders.

COST OF SOLICITING PROXIES

         The cost of soliciting Proxies will be borne by the Corporation. The solicitation of Proxies will be made primarily by mail. Proxies may also be solicited by officers and regular employees of the Corporation and the Bank personally and by telephone, telegraph or other means, for which they will receive no additional compensation and at a minimal cost to the Corporation. Arrangements may also be made directly by the Corporation with banks, brokerage houses, custodians, nominees and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Corporation may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

                       By Order of the Board of Directors


                               RICHARD A. BAGNALL
                                    Secretary

February 20, 1998

                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995



                                    CONTENTS

                                                                          PAGE
                                                                          ----

Report of Independent Certified Public Accountants.......................  3

FINANCIAL STATEMENTS

  Consolidated Balance Sheets..........................................    4

  Consolidated Statements of Income....................................    5

  Consolidated Statements of Stockholders' Equity......................    6

  Consolidated Statements of Cash Flows................................    7

  Notes to Consolidated Financial Statements...........................    8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                      [GRANT THORNTON L.L.P. LETTERHEAD]











Board of Directors
Fentura Bancorp, Inc.

We have audited the accompanying consolidated balance sheets of Fentura Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fentura Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their consolidated operations and their consolidated cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



GRANT THORNTON L.L.P.

Detroit, Michigan
January 16, 1998

                              FENTURA BANCORP, INC.

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                  DECEMBER 31,

----------------------------------------------------------------------------------------------------------
                                                  ASSETS                           1997             1996
                                                                                 --------         --------

Cash and due from banks (Note B)                                                 $ 11,047        $  11,921
Federal funds sold                                                                  5,400            8,450
                                                                                 --------        ---------
                 Cash and cash equivalents                                         16,447           20,371

Time deposits with other banks                                                         95               95
Loans held for sale                                                                 3,525            1,007
Investment securities-held to maturity, at cost (market value of $9,699 and $6,594 in 1997 and 1996, respectively)
    (Note C)                                                                        9,590            6,530
Investment securities-available for sale, at market (Note C)                       46,460           44,355
Loans (Note D)                                                                    180,673          175,229
Less allowance for possible credit losses                                          (2,955)          (2,836)
                                                                                 --------         --------

                 Net loans                                                        177,718          172,393

Bank premises and equipment, net (Note E)                                           3,990            4,794
Accrued interest receivable                                                         1,907            1,835
Other assets                                                                        3,066            3,001
                                                                                 --------         --------

                 Total assets                                                    $262,798         $254,381
                                                                                 ========         ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
    Deposits (Note F)

       Interest bearing                                                          $199,462         $195,843
       Noninterest bearing                                                         31,072           28,206
                                                                                 --------         --------

                 Total deposits                                                   230,534          224,049

    Short-term borrowings                                                           1,500            1,174
    FHLB Advances (Note G)                                                          1,185            1,195
    Accrued taxes, interest and other liabilities (Note H)                          2,837            3,854
                                                                                 --------         --------

                 Total liabilities                                                236,056          230,272

STOCKHOLDERS' EQUITY

    Common stock, $5 par value; 2,000,000 shares authorized,
       692,343 and 677,147 shares issued and outstanding in
       1997 and 1996, respectively                                                  3,462            3,386
    Capital surplus                                                                16,913           16,266
    Retained earnings                                                               6,308            4,632
    Unrealized gain (loss) on securities available for sale (Note C)                   59             (175)
                                                                                 --------         --------

                 Total stockholders' equity                                        26,742           24,109
                                                                                 --------         --------

                 Total liabilities and stockholders' equity                      $262,798         $254,381
                                                                                 ========         ========



        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                              FENTURA BANCORP, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                            YEARS ENDED DECEMBER 31,

----------------------------------------------------------------------------------------------------------

                                                                         1997        1996         1995
                                                                         -------      -------      -------
Interest income
    Loans                                                                $18,036      $17,337    $  15,974
    Investment securities
       Taxable                                                             2,886        2,378        2,431
       Tax exempt                                                            390          434          462
    Short-term investments                                                   289          353          121
                                                                         -------      -------      -------

                 Total interest income                                    21,601       20,502       18,988

Interest expense
    Deposits                                                               8,994        8,389        7,522
    Short-term borrowings                                                    173          182          371
                                                                         -------      -------      -------

                 Total interest expense                                    9,167        8,571        7,893
                                                                         -------      -------      -------

Net interest income                                                       12,434       11,931       11,095
Provision for possible credit losses (Note D)                                624          648          540
                                                                         -------      -------      -------
Net interest income after provision for possible
    credit losses                                                         11,810       11,283       10,555

Other operating income
    Service charges on deposit accounts                                    1,584        1,439        1,314
    Gain on sale of mortgages                                                215          326          243
    Mortgage servicing income                                                314          364          396
    Fiduciary income                                                         490          350          271
    Other                                                                    869          993          953
                                                                         -------      -------      -------

                 Total other operating income                              3,472        3,472        3,177

Other operating expenses
    Salaries and employee benefits (Note I)                                4,925        4,661        4,289
    Net occupancy costs                                                      682          645          580
    Net furniture and equipment costs                                      1,423        1,317        1,091
    Office supplies                                                          262          320          233
    FDIC assessment                                                           28            2          222
    Advertising and promotional                                              305          354          293
    Loss on security transactions (Note C)                                    12           67          117
    Other                                                                  2,605        2,824        2,492
                                                                         -------      -------      -------

                 Total other operating expenses                           10,242       10,190        9,317
                                                                         -------      -------      -------

Income before income taxes                                                 5,040        4,565        4,415
Provision for income taxes (Note H)                                        1,580        1,332        1,390
                                                                         -------      -------      -------

Net income                                                              $  3,460     $  3,233    $   3,025
                                                                        ========     ========     ========

Per share amounts
    Net income                                                         $  5.06       $  4.84    $     4.53
    Cash dividends                                                     $  2.61       $  1.93    $     1.67
Average number of common shares outstanding                            683,994       668,106       667,079

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                              FENTURA BANCORP, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

----------------------------------------------------------------------------------------------------------
                                                                              UNREALIZED
                                                                                 GAIN
                                                                               (LOSS) ON
                                                                              SECURITIES         TOTAL
                                         COMMON      CAPITAL      RETAINED     AVAILABLE     STOCKHOLDERS'
                                          STOCK      SURPLUS      EARNINGS     FOR SALE         EQUITY
                                         -------     -------      --------     ---------      -----------
Balance, January 1, 1995                    2,901     $13,132       $3,991       $(1,007)        $19,017
    Net income                                -           -          3,025           -             3,025
    Cash dividends, $1.67
       per share                              -           -         (1,114)          -            (1,114)
    Stock dividend                            434       2,778       (3,212)          -               -
    Unrealized gain on securities,
       net of tax of $491 (Note C)            -           -            -             952             952
                                           ------     -------       ------        ------         -------

Balance, December 31, 1995                  3,335      15,910        2,690           (55)         21,880
    Net income                                -           -          3,233           -             3,233
    Cash dividends, $1.93 per
       share                                  -           -         (1,291)          -            (1,291)
    Issuance of shares under stock
       purchase plans (Note J):
         Automatic Dividend
           Reinvestment Plan                   18         125          -             -               143
         Directors Stock
           Purchase Plan                       20         144          -             -               164
         Retainer Stock Plan                    7          44          -             -                51
    Issuance of shares                          6          43          -             -                49
    Unrealized loss on securities,
       net of tax of $62 (Note C)             -           -            -            (120)           (120)
                                           ------     -------       ------        ------         -------

Balance, December 31, 1996                  3,386      16,266        4,632          (175)         24,109
    Net income                                -           -          3,460           -             3,460
    Cash dividends, $2.61 per
       share                                                        (1,784)                       (1,784)
    Issuance of shares under
      stock purchase plans (Note J):
        Automatic Dividend
          Reinvestment Plan                    43         384          -             -               427
        Directors Stock
          Purchase Plan                        20         154          -             -               174
        Retainer Stock Plan                     8          72          -             -                80
    Issuance of shares                          5          37          -             -                42
    Unrealized gain on
       securities, net of
       tax of $120 (Note C)                   -           -            -             234             234
                                           ------     -------       ------        ------         -------

Balance, December 31, 1997                 $3,462     $16,913       $6,308        $   59         $26,742
                                           ======     =======       ======        ======         =======


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                              FENTURA BANCORP, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                            YEARS ENDED DECEMBER 31,

------------------------------------------------------------------------------------------------

                                                                    1997       1996       1995
                                                                  --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                    $  3,460   $  3,233   $  3,025
    Adjustments to reconcile net income to net
       cash provided by operating activities
          Depreciation and amortization                                999        949        726
          Deferred income taxes                                        (16)      (120)       (71)
          Provision for possible credit losses                         624        648        540
          Amortization on securities                                   100        129         98
          Realized loss on sale of investment securities                12         67        117
          Increase in loans held for sale                           (2,518)       (82)      (221)
          Increase in accrued interest receivable                      (72)      (158)       (87)
          (Increase) decrease in other assets                         (168)       445        383
          Increase (decrease) in accrued taxes, interest
              and other liabilities                                 (1,017)     1,291        895
                                                                   -------    -------    -------

                 Total adjustments                                  (2,056)     3,169      2,380
                                                                   -------    -------    -------

                 Net cash provided by operating activities           1,404      6,402      5,405
CASH FLOWS FROM INVESTING ACTIVITIES
    Net decrease in time deposits with other banks                     -           95        196
    Proceeds from sales of investment securities                     7,491      5,449     17,436
    Proceeds from maturities of investment securities               12,713     11,966     12,007
    Purchase of investment securities                              (25,128)   (22,849)   (19,566)
    Originations of loans, net of principal repayments             (22,211)    (8,847)   (30,159)
    Proceeds from sales of loans                                    16,262        724      4,955
    Acquisition of premises and equipment                             (229)    (1,832)    (1,235)
    Proceeds from sales of premises and equipment                       34        -           68
                                                                   -------    -------    -------

                 Net cash used in investing activities             (11,068)   (15,294)   (16,298)

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase (decrease) in demand deposits,
       NOW accounts, and savings accounts                            5,637      2,382       (885)
    Net increase in certificates of deposit                            848     10,182     17,717
    Net increase (decrease) in short-term borrowings                   326        543       (869)
    Net increase (decrease) in FHLB advances                           (10)      (805)     2,000
    Cash dividends                                                  (1,784)    (1,291)    (1,114)
    Proceeds from issuance of stock                                    723        407        -
                                                                   -------    -------    -------

                 Net cash provided by financing activities           5,740     11,418     16,849
                                                                   -------    -------    -------

Net increase (decrease) in cash and cash equivalents                (3,924)     2,526      5,956
Cash and cash equivalents at beginning of year                      20,371     17,845     11,889
                                                                   -------    -------    -------

Cash and cash equivalents at end of year                           $16,447    $20,371    $17,845
                                                                  ========   ========   ========
Supplemental disclosure of cash flow information:

        Cash paid during the year for:
        Interest                                                  $  8,954   $  9,382   $  7,740
        Income taxes                                              $  1,477   $  1,575   $  1,516


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                              FENTURA BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND OPERATIONS

Fentura Bancorp, Inc. (the Corporation) began operations as a bank holding company in 1988 by issuance of its common stock in exchange for all of the common stock of The State Bank. The State Bank has been in existence since 1898 and operates nine community banking offices offering banking and trust services principally to individuals, small business, and government entities primarily in Genesee, Livingston and Oakland counties.

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiary, The State Bank (the Bank). All significant intercompany transactions are eliminated in consolidation.

LOANS HELD FOR SALE

Loans held for sale are carried at the lower of cost or market. Market value is determined in the aggregate on the basis of existing forward commitments.

INVESTMENT SECURITIES

Investment securities are classified based on the Corporation's intent with respect to holding securities.

Securities purchased, where the Corporation has both the positive intent and ability to hold to maturity, are classified as held to maturity and are recorded at cost, adjusted for amortization of premium and accretion of discount.

All other securities purchased by the Corporation are classified as available for sale and carried at market value. Unrealized gains and losses on available for sale securities are excluded from income and recorded as an amount, net of tax, in a separate component of stockholders' equity until realized.

INTEREST INCOME ON LOANS

Interest on loans is accrued and credited to income based upon the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid interest accrued during the current quarter is reversed, and unpaid interest accrued during prior quarters is charged to the allowance for possible credit losses. Interest accruals are generally resumed when all delinquent principal and/or interest has been brought current or the loan becomes both well secured and in the process of collection.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOAN ORIGINATION FEES AND COSTS

Loan origination fees and certain direct loan origination costs are capitalized and recognized over the life of the related loans as a yield adjustment.

LOAN IMPAIRMENT

A loan is identified as impaired when it is probable in the opinion of management that interest and principal may not be collected according to the contractual terms of the loan agreement.

ALLOWANCE FOR POSSIBLE CREDIT LOSSES

The allowance is maintained at a level considered by management to be adequate to provide for reasonably foreseeable loan losses based on an evaluation of the loan portfolio, loan loss experience and the economic environment.

MORTGAGE SERVICING RIGHTS

Mortgage servicing rights represent the cost of acquiring the right to service mortgage loans. These costs are initially capitalized and subsequently amortized in proportion to, and over the period of, the estimated net loan servicing income. The value of the mortgage servicing rights are periodically evaluated in relation to the estimated discounted net future servicing revenues. Any valuation adjustment is recorded as an offset to the asset.

BANK PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over useful lives ranging from 3 to 50 years.

INCOME TAXES

The Corporation files a consolidated Federal income tax return. The Corporation utilizes the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Tax planning strategies are utilized in the computation of deferred federal income taxes. In addition, the current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes receivable or payable currently or in future years.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME PER SHARE

The Corporation adopted SFAS No. 128, "Earnings Per Share" which is effective for financial statements issued after December 31, 1997. The adoption of this standard did not have a significant effect on income per share. Basic income per share is calculated by dividing net income by the weighted average number of common shares outstanding.

USE OF ESTIMATES

In the preparation of financial statements, management is required to make estimates and assumptions that affect reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

For purposes of the consolidated statements of cash flows, the Corporation considers cash on hand, cash due from banks and federal funds sold to be cash equivalents.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform with the current year's presentation.

ISSUED BUT NOT YET ADOPTED ACCOUNTING STANDARDS

The Financial Accounting Standards Board (FASB) has issued SFAS No. 130, "Comprehensive Income". The statement requires that entities present items of other comprehensive income in a financial statement with the same prominence as other financial statements. The statement is effective in 1998 for the Corporation.

The FASB has also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement is effective for the Corporation in 1998; however, management does not expect this pronouncement to have a significant impact on the Corporation's financial presentation.

NOTE B - RESTRICTED CASH BALANCES

Aggregate reserves of $2,155,000 were maintained in the form of vault cash and deposits with the Federal Reserve Bank to satisfy regulatory requirements at December 31, 1997.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------


NOTE C - INVESTMENT SECURITIES

The amortized cost and estimated market value of investment securities held to maturity at December 31, 1997, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     ESTIMATED
                                                       AMORTIZED      MARKET
                                                         COST          VALUE
                                                       ---------     ---------
      Due in one year or less                            $3,432         $3,429
      Due in one year through five years                  2,942          2,995
      Due after five years through ten years              2,078          2,100
      Due after ten years                                 1,138          1,175
                                                         ------         ------
                                                         $9,590         $9,699
                                                         ======         ======


The amortized cost and estimated market value of investments in securities held to maturity, by major category, are as follows (in thousands):


                                                                         DECEMBER 31, 1997
                                                       --------------------------------------------------
                                                                       GROSS         GROSS      ESTIMATED
                                                       AMORTIZED    UNREALIZED    UNREALIZED     MARKET
                                                         COST          GAINS        LOSSES        VALUE
                                                       ---------    ----------    ----------    ---------
Obligations of states and political
    subdivisions                                         $9,590         $121           $12         $9,699
                                                         ======         ====           ===         ======


                                                                         DECEMBER 31, 1996
                                                       ---------------------------------------------------
                                                                       GROSS         GROSS      ESTIMATED
                                                       AMORTIZED    UNREALIZED    UNREALIZED     MARKET
                                                         COST          GAINS        LOSSES        VALUE
                                                       ---------    ----------    ----------    ---------
Obligations of states and political
    subdivisions                                         $6,530        $  82          $18         $6,594
                                                         ======        =====          ===         ======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------

NOTE C - INVESTMENT SECURITIES (CONTINUED)

The amortized cost and estimated market value of investment securities available for sale at December 31, 1997, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                      ESTIMATED
                                                    AMORTIZED          MARKET
                                                      COST             VALUE
                                                    ---------         ---------
Due in one year or less                              $ 8,990           $ 8,954
Due in one year through five years                    20,000            20,026
Due after five years through ten years                13,075            13,185
                                                     -------           -------
                                                      42,065            42,165
Equity securities                                        760               760
Mortgage backed securities                             3,547             3,535
                                                     -------           -------
                                                     $46,372           $46,460
                                                     =======           =======

The amortized cost and estimated market value of investments in debt securities available for sale, by major category, are as follows (in thousands):


                                                                         DECEMBER 31, 1997
                                                       --------------------------------------------------
                                                                       GROSS         GROSS      ESTIMATED
                                                       AMORTIZED    UNREALIZED    UNREALIZED     MARKET
                                                         COST          GAINS        LOSSES        VALUE
                                                       ---------    ----------    ----------    ---------
Obligations of US government corporations and
    agencies                                            $42,065         $167          $67         $42,165
Equity securities                                           760          -            -               760
Mortgage backed securities                                3,547            9           21           3,535
                                                        -------         ----         ----         -------
                                                        $46,372         $176          $88         $46,460
                                                        =======         ====          ===         =======


                                                                         DECEMBER 31, 1996
                                                        -------------------------------------------------
                                                                       GROSS         GROSS      ESTIMATED
                                                        AMORTIZED    UNREALIZED    UNREALIZED     MARKET
                                                          COST          GAINS        LOSSES        VALUE
                                                        ---------    ----------    ----------   ---------
Obligations of US government corporations and
    agencies                                            $41,030          $66         $290         $40,806
Equity securities                                           716          -            -               716
Mortgage backed securities                                2,874          -             41           2,833
                                                        -------         ----         ----         -------

                                                        $44,620          $66         $331         $44,355
                                                        =======          ===         ====         =======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------

NOTE C - INVESTMENT SECURITIES (CONTINUED)

Securities having a carrying value of $2,510,000 (market value of $2,508,000) were pledged at December 31, 1997 to secure public deposits, repurchase agreements, and for other purposes required by law.

Gross gains on sales of securities of $24,000, $41,000 and $78,000 and gross losses of $36,000, $108,000 and $195,000 were recognized in 1997, 1996 and 1995, respectively.

NOTE D - LOANS

Major categories of loans included in the portfolio at December 31, are as follows (in thousands):


                                                       1997              1996
                                                     --------          --------
         Commercial                                  $ 81,544          $ 79,450
         Real estate - construction                    14,589            15,467
         Real estate - mortgage                        15,007            15,924
         Consumer                                      69,533            64,388
                                                     --------          --------
                                                     $180,673          $175,229
                                                     ========          ========


Final loan maturities and rate sensitivity of the loan portfolio at December 31, 1997 are as follows (in thousands):

                                                        WITHIN        ONE-         AFTER
                                                          ONE         FIVE         FIVE
                                                         YEAR         YEARS        YEARS          TOTAL
                                                        -------      --------      -------        --------
         Commercial                                     $29,831      $ 56,754      $ 3,121        $ 89,706
         Real Estate                                      6,918         4,947        9,569          21,434
         Consumer                                         7,759        50,722       11,052          69,533
                                                        -------      --------      -------        --------
                                                        $44,508      $112,423      $23,742        $180,673
                                                        =======      ========      =======        ========

         Loans at fixed interest rates                  $15,930      $ 87,714      $22,099        $125,743
         Loans at variable interest rates                28,578        24,709        1,643          54,930
                                                        -------      --------      -------        --------
                                                        $44,508      $112,423      $23,742        $180,673
                                                        =======      ========      =======        ========

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------

NOTE D - LOANS (CONTINUED)

The aggregate balances on nonaccrual loans and the reduction of interest income associated with these loans at December 31, are as follows (in thousands):

                                                                                  1997               1996
                                                                                  ------             ------
         Nonaccrual                                                               $1,866              $575
                                                                                  ======              ====
         As a percentage of total loans                                            1.03%              .33%
                                                                                  ======              ====
         Income in accordance with original loan terms                            $  173              $ 46
         Income recognized                                                            -                 -
                                                                                  ------              ----
         Reduction in interest income                                             $  173              $ 46
                                                                                  ======              ====


Certain directors and executive officers of the Corporation, including their associates, were loan customers of the Bank during 1997 and 1996. Such loans were made in the ordinary course of business at the Bank's normal credit terms and interest rates, and do not represent more than a normal risk of collection. Total loans to these persons at December 31, 1997, 1996 and 1995 amounted to $1,466,000, $1,448,000, and $1,645,000, respectively. During 1997, $130,000 of new loans were made, repayments totaled $111,000, and directors with loans (or associated loans) aggregating $1,000 were removed. At December 31, 1997 these loans aggregated 5.5% of consolidated stockholders' equity.

Transactions in the allowance for possible credit losses for the years ended December 31, were as follows (in thousands):

                                                                       1997        1996           1995
                                                                      -------     -------        -------
        Balance, beginning of year                                     $2,836      $2,618         $2,158
         Provision for possible credit losses charged to
             operations                                                   624         648            540
                                                                       ------      ------         ------
                                                                        3,460       3,266          2,698
         Loans charged off, net of recoveries of $64
             $79 and $210 for 1997, 1996 and 1995,
             respectively                                                 505         430             80
                                                                       ------      ------         ------
         Balance, end of year                                          $2,955      $2,836         $2,618
                                                                       ======      ======         ======
         As a percent of total loans                                    1.64%       1.62%          1.56%
                                                                       ======      ======         ======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------

NOTE D - LOANS (CONTINUED)

Loan impairment is measured by estimating the expected future cash flows and discounting them at the respective effective interest rate or by valuing the underlying collateral. The recorded investment in these loans is as follows at December 31, (in thousands):

                                                                 1997       1996
                                                                ------     -----
         Principal amount not requiring allowance               $    5      $300
         Principal amount requiring specific allowance           3,216       659
                                                                ------      ----
                                                                 3,221       959
         Less:  valuation allowance                                840       451
                                                                ------      ----

                                                                $2,381      $508
                                                                ======      ====

The above valuation allowance related to impaired loans is included in the total allowance for possible credit losses.

Interest income recognized on impaired loans based on cash collections totaled approximately $199,000, $123,000, and $23,000 for the years ended December 31, 1997, 1996, and 1995, respectively. The average recorded investment in impaired loans was $2,090,000, $758,000, and $278,000 during the years ended December 31, 1997, 1996 and 1995.

NOTE E - BANK PREMISES AND EQUIPMENT

Bank premises and equipment are comprised of the following at December 31, (in thousands):

                                                         1997           1996
                                                        -------        -------
         Land and land improvements                    $   355        $   355
         Building and building improvements              2,754          2,703
         Furniture and equipment                         6,560          6,492
                                                        ------         ------

                                                         9,669          9,550
         Less accumulated depreciation                   5,679          4,756
                                                        ------         ------

                                                        $3,990         $4,794
                                                       =======        =======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------

NOTE F - DEPOSITS

The following is a summary of deposits at December 31, (in thousands):


                                                         1997          1996
                                                       --------      --------
         Interest bearing:

             Savings                                  $  61,026      $  58,642
             Money market demand                         33,258         32,871
             Time, $100,000 and over                     25,605         27,258
             Time, $100,000 and under                    79,573         77,072
                                                       --------       --------

                                                       $199,462       $195,843
                                                       ========       ========
         Noninterest bearing:
             Demand                                    $ 31,072       $ 28,206
                                                       ========       ========

At December 31, 1997, scheduled maturity of time deposits were as follows (in thousands):


                                                        AMOUNT
                                                       ---------
             Less than 1 year                           $ 72,080
             1 - 5 years                                  32,750
             Over 5 years                                    348
                                                        --------

                                                        $105,178
                                                        ========

NOTE G - FHLB ADVANCES

The Bank has the authority and approval from the FHLB to utilize $15,000,000 in collateralized borrowings. Advances at December 31, 1997 mature in 2016. Pursuant to collateral agreements with the FHLB, advances are collateralized by the unpaid principal balance of permanent 1-4 family whole mortgage loans, the outstanding balance of U.S. government and agency securities, and the outstanding balance of mortgage backed securities. The average monthly amount of outstanding advances approximated $1,200,000 and $1,300,000 during 1997 and 1996, respectively. Interest expense for advances totaled approximately $87,000 and $93,000 during 1997 and 1996, respectively.

NOTE H - INCOME TAXES

The provision for income taxes reflected in the consolidated statements of income for the years ended December 31, consists of the following (in thousands):


                                         1997        1996         1995
                                        ------      ------       ------
         Current                        $1,596      $1,452       $1,461
         Deferred                          (16)       (120)         (71)
                                        ------      ------       ------

                                        $1,580      $1,332       $1,390
                                        ======      ======       ======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------

NOTE H - INCOME TAXES (CONTINUED)

Income tax expense was less than the amount computed by applying the statutory federal income tax rate to income before income taxes. The reasons for the difference are as follows:

                                                                            % OF PRETAX INCOME
                                                                        --------------------------
                                                                        1997      1996        1995
                                                                        ----      ----        ----
         Income tax at statutory rate                                    34%        34%         34%
         Tax exempt interest                                             (2)        (3)         (3)
         Other                                                           (1)        (2)         -
                                                                        ----      ----        ----

         Actual income tax expense                                       31%        29%        31%
                                                                        ====      ====        ====

The deferred tax asset and current liability are reflected in the balance sheet in other assets and accrued taxes, interest and other liabilities, respectively. The details of the net deferred tax asset and current liability at December 31, are as follows (in thousands):

                                                                                  1997          1996
                                                                                  ----          ----
Deferred tax assets
    Provision for possible credit losses                                          $ 811         $ 771
    Deferred loan fees                                                               11             7
    Deferred compensation                                                            92            88
    Unrealized losses on investment securities available for sale                   -              90
    Other                                                                            62            16
                                                                                  -----         -----

               Total deferred tax assets                                            976           972

Deferred tax liabilities
    Depreciation                                                                    (90)         (126)
    Gain on sale of mortgage servicing rights                                      (105)          -
    Unrealized gains on investment securities available for sale                    (30)          -
    Other                                                                           (91)          (82)
                                                                                  -----         -----

              Total deferred tax liabilities                                       (316)         (208)
                                                                                  -----         -----

               Net deferred tax asset                                               660           764
               Current liability                                                   (126)          (22)
                                                                                  -----         -----

                                                                                  $ 534         $ 742
                                                                                  =====         =====

The tax effect of the unrealized losses on investment securities available for sale is credited directly to its related component of stockholders' equity.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------

NOTE I - BENEFIT PLANS

The Corporation has a noncontributory discretionary employee stock ownership plan (Plan) covering substantially all of its employees. It is the Plan's intention to invest principally in the Corporation's common stock. The contribution to the Plan in 1997, 1996 and 1995 was $145,000, $135,000 and $125,000, respectively.

The Corporation has also established a 401(k) Plan where 25% of the employees' contribution can be matched with a discretionary contribution by the Corporation up to a maximum of 6% of gross wages. The contribution to the 401(k) Plan for 1997, 1996 and 1995 was $32,000, $31,000 and $30,000, respectively.

NOTE J - STOCK PURCHASE AND OPTION PLANS

The Corporation implemented the following stock purchase and option plans in 1997.

The Automatic Dividend Reinvestment Plan ("DRIP") permits enrolled shareholders to automatically use dividends paid on common stock to purchase additional shares of the Corporation's common stock at the fair market value on the investment date. Any shareholder who is the beneficial or record owner of not more than 9.9% of the issued and outstanding shares of the Corporation's common stock is eligible to participate in the plan.

The Directors Stock Purchase Plan permits directors of the Corporation to purchase shares of common stock made available for purchase under the plan at the fair market value on the fifteenth day prior to the annual issuance date. The total number of shares issuable under this plan is limited to 4,000 shares in any calendar year.

The Retainer Stock Plan for Directors allows directors to elect to receive shares of common stock in full or partial payment of the directors' retainer fees and fees for attending meetings. The number of shares is determined by dividing the dollar amount of fees to be paid in shares by the market value of the stock on the first business day prior to the payment date.

The Executive Stock Bonus Plan permits the administrator of the plan to grant shares of the Corporation's common stock to eligible employees. Any executive or managerial level employee is eligible to receive grants under the plan. The plan is administered by the Board of Directors.

The Nonemployee Director Stock Option Plan grants options to nonemployee directors to purchase the Corporation's common stock on April 1 each year. The purchase price of the shares is the fair market value at the date of the grant, and there is a three year vesting period before options may be exercised. Options to acquire no more than 2,800 shares of stock may be granted under the Plan in any calendar year and options to acquire not more than 28,000 shares in the aggregate may be outstanding at any one time. There were 1,610 options outstanding under this plan at December 31, 1997.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------


NOTE J - STOCK PURCHASE AND OPTION PLANS (CONTINUED)

The Employee Stock Option Plan grants options to eligible employees to purchase the Corporation's common stock at or above, the fair market value of the stock at the date of the grant. Awards granted under this plan are limited to an aggregate of 30,000 shares. The administrator of the plan is a committee of directors. The administrator has the power to determine the number of options to be granted, the exercise price of the options and other terms of the options, subject to consistency with the terms of the plan. There were no options outstanding under this plan at December 31, 1997.

Pursuant to a separate agreement with a family who collectively hold more than 9.9% of the Corporation's stock, on or prior to January 31 of each year beginning January 31, 1997, the Corporation is to advise the family, in a written notice, of the number of shares sold under the DRIP . Each family member will have the option, until February 28 of the same year, to purchase from the Corporation one-third of the total number of shares that would be sufficient to prevent the dilution to all family members as a group that would otherwise result solely as a result of the DRIP shares. The purchase price under this agreement is the fair market value on December 31 of the year immediately preceding the year in which the written notice is given.

The options granted under the above described option plans are not significant to the Corporation, consequently pro forma disclosures under SFAS No. 123, "Accounting for Stock Based Compensation," have not been presented.

NOTE K - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets its capital adequacy requirements to which it is subject.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------


NOTE K - REGULATORY MATTERS (CONTINUED)

As of December 31, 1997, the most recent notification from Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                                            TO BE WELL
                                                                    FOR CAPITAL         CAPITALIZED UNDER
                                                                     ADEQUACY           PROMPT CORRECTIVE
                                             ACTUAL                  PURPOSES           ACTION PROVISIONS
                                       ------------------       -----------------       -----------------
                                       AMOUNT       RATIO       AMOUNT      RATIO       AMOUNT      RATIO
                                       ------------------       -----------------       -----------------
As of December 31, 1997:
Total Capital
    (to Risk Weighted Assets)           $28,168    13.47%       $ 16,726   8.00%        $20,907     1000%
Tier 1 Capital
    (to Risk Weighted Assets)           $25,555    12.22%       $  8,363   4.00%        $12,544     6.00%
Tier 1 Capital
    (to Average Assets)                 $25,555     9.99%       $ 10,233   4.00%        $12,791     5.00%


                                                                                            TO BE WELL
                                                                    FOR CAPITAL         CAPITALIZED UNDER
                                                                     ADEQUACY           PROMPT CORRECTIVE
                                             ACTUAL                  PURPOSES           ACTION PROVISIONS
                                       ------------------       -----------------       -----------------
                                       AMOUNT       RATIO       AMOUNT      RATIO      AMOUNT      RATIO
                                       ------------------       -----------------       -----------------
As of December 31, 1996:
Total Capital
    (to Risk Weighted Assets)           $26,414    13.01%       $ 16,246   8.00%        $20,307     10.00%
Tier 1 Capital
    (to Risk Weighted Assets)           $23,876    11.76%       $  8,123   4.00%        $12,184      6.00%
Tier 1 Capital
    (to Average Assets)                 $23,876     9.86%       $  9,688   4.00%        $12,110      5.00%

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------


NOTE L - FINANCIAL INSTRUMENTS

FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of the Corporation's financial instruments at December 31, are as follows (in thousands):

                                                                 1997                      1996
                                                        ----------------------     ----------------------
                                                                     ESTIMATED                  ESTIMATED
                                                        CARRYING       FAIR        CARRYING       FAIR
                                                         AMOUNT        VALUE        AMOUNT        VALUE
                                                        --------     ---------     --------     ---------
Assets:
    Cash and cash equivalents                           $ 16,447     $  16,447     $  20,371     $ 20,371
    Time deposits with other banks                            95            95            95           95
    Loans held for sale                                    3,525         3,533         1,007        1,010
    Securities                                            56,050        56,159        50,882       50,949
    Loans                                                177,718       181,159       172,393      174,900

Liabilities:
    Deposits                                             230,534       231,154       224,049       223,993
    Short-term borrowings                                  1,500         1,500         1,174         1,174
    FHLB advances                                          1,185         1,254         1,195         1,236

The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate their fair values.

Investment securities and time deposits with other banks (including mortgage-backed securities): Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans held for sale: The market value of these loans represents estimated fair value. The market value is determined in the aggregate on the basis of existing forward commitments.

Loans: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest receivable approximates its fair value.

Off-balance-sheet instruments: The Corporation's off-balance-sheet instruments approximate their fair values.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995


--------------------------------------------------------------------------------
NOTE L - FINANCIAL INSTRUMENTS (CONTINUED)


FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

Deposit liabilities: The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date. The carrying amounts for variable rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on similar certificates. The carrying amount of accrued interest payable approximates its fair value.

Short-term borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings approximate their fair values.

FHLB advances: Rates currently available for debt with similar terms and remaining maturities are used to estimate the fair value of the existing debt.

Limitations: Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Corporation's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Corporation's financial instruments, fair value estimates are based on management's judgments regarding future expected loss experience, current economic conditions, risk characteristics and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

OFF-BALANCE-SHEET RISK

The Corporation is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and financial guarantees. These instruments involve, to varying degrees, elements of credit and interest rate risk that are not recognized in the statement of financial condition.

Exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and financial guarantees written is represented by the contractual notational amount of those items. The Corporation generally requires collateral to support such financial instruments in excess of the contractual notational amount of those instruments and, therefore, is in a fully collateralized position.

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------

NOTE L - FINANCIAL INSTRUMENTS (CONTINUED)


OFF-BALANCE-SHEET RISK (CONTINUED)

The Corporation had outstanding unfunded loan origination commitments aggregating $30,853,000 and $37,973,000 at December 31, 1997 and 1996,
respectively. Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require a payment of a fee. Fees from issuing these commitments to extend credit are recognized over the period to maturity. Since a portion of the commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Corporation evaluates each customer's creditworthiness on a case by case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer.

The Corporation originates primarily residential and commercial real estate loans, commercial loans, and installment loans. The Corporation estimates that 80% of their loan portfolio is based in Genessee, Livingston, and Oakland counties within Southeast Michigan with the remainder of the portfolio distributed throughout Michigan.

At December 31, 1997, the Corporation has consumer loans collateralized by real estate aggregating approximately $23,296,000 and construction loans relating to commercial, residential and land development properties of approximately $14,589,000.

NOTE M - PARENT ONLY CONDENSED FINANCIAL INFORMATION

The condensed financial information that follows presents the financial condition of Fentura Bancorp, Inc. (parent company only), along with the results of its operations and its cash flows.

                            CONDENSED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                 (IN THOUSANDS)

                                               1997      1996
                                               ----      ----
[S]                                           [C]       [C]
ASSETS
    Cash                                      $ 1,128   $   407
    Investment in subsidiary                   25,614    23,702
                                              -------   -------

                                              $26,742   $24,109
                                              =======   =======

STOCKHOLDERS' EQUITY                          $26,742   $24,109
                                              =======   =======

                              FENTURA BANCORP, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

--------------------------------------------------------------------------------


NOTE M - PARENT ONLY CONDENSED FINANCIAL INFORMATION (CONTINUED)

                         CONDENSED STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                           1997         1996         1995
                                                                          ------       ------       ------
Dividends from subsidiary                                                 $1,784       $1,291       $1,114
Interest income                                                               19          -            -
Operating expense (reimbursement for transfer pricing)                       (21)         -            -
Equity in undistributed income of subsidiary                               1,678        1,942        1,911
                                                                          ------       ------       ------

                  Net income                                              $3,460       $3,233       $3,025
                                                                          ======       ======       ======


                       CONDENSED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                           1997         1996         1995
                                                                          ------       ------       ------
Cash flows from operating activities
    Net income                                                            $3,460      $ 3,233      $ 3,025
    Adjustment to reconcile net income to net
       cash provided by operating activities
          Equity in undistributed income of subsidiary                    (1,678)      (1,942)      (1,911)
                                                                          ------      -------       ------

                  Net cash provided by operating activities                1,782        1,291        1,114
Cash flows used for financing activities
    Dividends paid                                                        (1,784)      (1,291)      (1,114)
    Proceeds from stock issuance                                             723          407          -
                                                                          ------      -------       ------

                  Net cash used in financing activities                   (1,061)        (884)      (1,114)
Net change in cash and cash equivalents                                      721          407          -

Cash and cash equivalents at beginning of year                               407          -            -
                                                                          ------      -------       ------

Cash and cash equivalents at end of year                                  $1,128      $   407      $   -
                                                                          ======      =======      =======

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section provides a narrative discussion and analysis of the consolidated financial condition and results of operations of Fentura Bancorp, Inc. ((the Corporation), together with its sole operating subsidiary, The State Bank (the
Bank), the Corporation), for the years ended December 31, 1997, 1996, and 1995. The supplemental financial data included throughout this discussion should be read in conjunction with the primary financial statements presented on pages 4 through 24 of this report. It provides a more detailed and comprehensive review of operating results and financial position than could be obtained from an examination of the financial statements alone.

PERFORMANCE SUMMARY

Selected financial data as of December 31, 1997 and 1996 and for the years then ended, are presented on page 9 of the Corporation's 1997 Annual Report. As indicated, the Corporation experienced an increase in net income caused primarily by earning asset growth, and accordingly, an increase in net interest income.

Net Interest Income

Net interest income, the principal source of earnings, is the amount of interest income generated by earning assets (principally investment securities and loans) less interest expense paid on interest bearing liabilities (largely deposits and other borrowings). Table 1 summarizes the changes in net interest income resulting from changes in volume and rates for the years ended December 31, 1997, 1996, and 1995. Net interest income (displayed without consideration of full tax equivalency), average balance sheet amounts, and the corresponding yields for the last three years are shown in Table 2. Net interest income increased $503,000 in 1997, or 4.2% to $12,434,000 as compared with an increase of $836,000 or 7.5% to $11,931,000, in 1996 and $1,684,000, or 17.9%, in 1995.
The primary factor contributing to the interest income increase is growth in the loan portfolio (the largest group of earning assets) and growth of the investment securities portfolio. The increase in interest income was partially offset by an increase in interest expense. Growth in certificate of deposit, savings, and interest bearing checking balances and a minor increase in average rates paid on deposits resulted in the increase in interest expense. Balances increased principally due to greater market penetration in existing markets.

As indicated in Table 2, for the year ended December 31, 1997, the Corporation's net interest margin was 5.18% compared with 5.24% and 5.30% for the same period in 1996 and 1995 respectively. The decrease in margin is attributable to the change in the interest rate environment. Asset yields are slightly lower because certain earning assets have matured or paid down throughout the year and new assets have been recorded at lower interest rates. Additionally, certain assets have repriced as market rates fluctuated during the year. Additionally, rates on savings deposits increased as the Bank experienced growth in market rate based savings products.

Average earning assets increased 5.6% in 1997, 8.7% in 1996, and 10.2% in 1995. Loans, the highest yielding component of earning assets, represented 74.1% of earning assets in 1997 down from 75.5% in 1996 and 75.0% in 1995. Average interest bearing liabilities increased 6.1% in 1997, 8.4% in 1996, and 11.3% in 1995. Non-interest bearing deposits amounted to 11.2% of average earning assets in 1997 compared with 11.8% in 1996 and 12.4% in 1995.

TABLE 1                  CHANGES IN NET INTEREST INCOME
                       DUE TO CHANGES IN AVERAGE VOLUME
                              AND INTEREST RATES


                                          YEARS ENDED DECEMBER 31,

                                           INCREASE (DECREASE)     INCREASE (DECREASE)    INCREASE (DECREASE)
                                                  1997                    1996                   1995
                                                   DUE TO:                 DUE TO:                DUE TO:
                                        ------------------------------------------------------------------------------
TWELVE MONTHS ENDED DECEMBER 31,                YIELD/                 YIELD/                 YIELD/
(000's omitted)                         VOL     RATE     TOTAL   VOL   RATE     TOTAL  VOL    RATE         TOTAL
----------------------------------------------------------------------------------------------------------------------
INTEREST BEARING DEPOSITS IN BANKS           ($4)     $0     ($4)   ($20)    $1     ($19)     ($7)       $1       ($6)
TAXABLE SECURITIES                           432      77     509     (52)    (2)     (54)    (332)      176      (156)
TAX-EXEMPT SECURITIES                        (42)     (3)    (45)    (29)     2      (27)      (3)       (4)       (7)
FEDERAL FUNDS SOLD                           (65)      4     (61)    286    (34)     252     (107)       36       (71)

TOTAL LOANS                                  627     (19)    608   1,503   (146)   1,357    2,666     1,157     3,823
LOANS HELD FOR SALE                           98      (6)     92      12     (7)       5       17        (7)       10
                                         -----------------------------------------------------------------------------

    TOTAL EARNING ASSETS                   1,046      53   1,099   1,700   (186)   1,514    2,234     1,359     3,593


INTEREST BEARING DEMAND DEPOSITS              46     (59)    (13)     29      6       35      (37)      (48)      (85)
SAVINGS DEPOSITS                             104     116     220     (48)  (136)    (184)     (26)       38        12
TIME CD'S $100,000 AND OVER                  (34)     10     (24)    550    (23)     527      366       254       620
OTHER TIME DEPOSITS                          413       9     422     479     10      489      597       476     1,073
OTHER BORROWINGS                             (13)      4      (9)   (179)   (10)    (189)     185       104       289
                                         -----------------------------------------------------------------------------


    TOTAL INTEREST BEARING LIABILITIES       516      80     596     831   (153)     678    1,085       824     1,909
                                         -----------------------------------------------------------------------------


         NET INTEREST INCOME                $530    ($27)   $503    $869   ($33)    $836   $1,149      $535    $1,684
                                         =============================================================================


TABLE 2                              AVERAGE BALANCES AND RATE
(000's omitted)                     YEARS ENDED DECEMBER 31,




                                          1997                         1996                          1995
ASSETS                          AVG BAL  INC/EXP  YIELD      AVG BAL  INC/EXP  YIELD       AVG BAL  INC/EXP  YIELD
                                ------------------------------------------------------------------------------------
 INTEREST BEARING DEPOSITS IN
 BANKS                               $95      $9   9.47%         $138     $13    9.42%         $370     $32   8.65%

 INVESTMENT SECURITIES:

   U.S. TREASURY AND
   GOVERNMENT AGENCIES            46,204   2,826   6.12%       39,024   2,322    5.95%       39,946   2,379   5.96%

   STATE AND POLITICAL             7,704     390   5.06%        8,517     435    5.11%        9,080     462   5.09%

   OTHER                             748      60   8.02%          707      55    7.78%          661      52   7.87%

                                 ------------------------    --------------------------     ------------------------
   TOTAL INVESTMENT SECURITIES    54,656   3,276   5.99%       48,248   2,812    5.83%       49,687   2,893   5.82%

   FED FUNDS SOLD                  5,176     280   5.41%        6,403     341    5.33%        1,521      89   5.85%
 LOANS: (INCLUDING NON-ACCRUAL
 BALANCES AND INCOME RECEIVED)

   COMMERCIAL                     87,746   8,586   9.79%       85,087   8,417    9.89%       78,226   7,928  10.13%

   TAX FREE                          635      36   5.67%        1,001      56    5.59%          983      61   6.21%

   REAL ESTATE-MORTGAGE           22,280   2,413  10.83%       24,715   2,651   10.73%       22,103   2,407  10.89%

   CONSUMER                       67,401   6,836  10.14%       61,018   6,139   10.06%       55,671   5,510   9.90%

                                 ------------------------    --------------------------     ------------------------
 TOTAL LOANS                     178,062  17,871  10.04%      171,821  17,263   10.05%      156,983  15,906  10.13%

 ALLOWANCE FOR LOAN LOSS          (2,924)                      (2,758)                       (2,406)

 NET LOANS                       175,138  17,871  10.20%      169,063  17,263   10.21%      154,577  15,906  10.29%

                                 ------------------------    --------------------------     ------------------------
LOANS HELD FOR SALE                2,266     165   7.28%          966      73    7.56%          815      68   8.35%

                                 ------------------------    --------------------------    -------------------------
 TOTAL EARNING ASSETS           $240,255 $21,601   8.99%     $227,576 $20,502    9.01%     $209,375 $18,988   9.07%

                                ------------------------------------------------------------------------------------
 CASH DUE FROM BANKS               9,620                        8,724                         7,829

 ALL OTHER ASSETS                  9,678                        9,439                         8,828

                                --------                     --------                      --------
TOTAL ASSETS                    $256,629                     $242,981                      $223,626

                                ========                     ========                      ========

LIABILITIES & SHAREHOLDERS' EQUITY:

  DEPOSITS:
   NON-INTEREST BEARING - DDA    $26,794                      $26,895                       $26,041

   INTEREST BEARING - DDA         32,380     745   2.30%       30,534     758    2.48%       29,349     723   2.46%

   SAVINGS DEPOSITS               59,892   1,980   3.31%       56,536   1,760    3.11%       57,974   1,944   3.35%

   TIME CD'S $100,000 AND OVER    27,715   1,637   5.91%       28,290   1,661    5.87%       19,052   1,134   5.95%

   OTHER TIME CD'S                79,673   4,632   5.81%       72,550   4,210    5.80%       64,278   3,721   5.79%

                                 ------------------------    --------------------------     ------------------------
 TOTAL DEPOSITS                  226,454   8,994   3.97%      214,805   8,389    3.91%      196,694   7,522   3.82%

 OTHER BORROWINGS                  2,462     173   7.03%        2,655     182    6.85%        5,130     371   7.23%

                                -------------------------    --------------------------    -------------------------
  INTEREST BEARING LIABILITIES  $202,122  $9,167   4.54%     $190,565  $8,571    4.50%     $175,783  $7,893   4.49%

                                ------------------------------------------------------------------------------------
 ALL OTHER LIABILITIES             2,561                        2,501                         1,118

 SHAREHOLDERS EQUITY              25,152                       23,020                        20,684


                                --------                     --------                      --------
 TOTAL LIABILITIES and S/H      $256,629                     $242,981                      $223,626
 EQUITY
                                ========         -------     ========          -------     ========         -------

Net Interest Rate Spread                           4.46%                         4.51%                        4.58%

 Impact of Non-Int Bearing
 Funds on       Margin                             0.72%                         0.73%                        0.72%

                                                 -------                       -------                      -------
Net Interest Income/Margin               $12,434   5.18%              $11,931    5.24%              $11,095   5.30%
                                         ===============              ================              ===============



ALLOWANCE AND PROVISION FOR POSSIBLE CREDIT LOSSES

The allowance for possible credit losses reflects management's judgment as to the level considered appropriate to absorb potential losses inherent in the loan portfolio. The Bank's methodology in determining the adequacy of the allowance includes a review of individual loans and off-balance sheet arrangements, historical loss experience, current economic conditions, portfolio trends, and other pertinent factors. Although reserves have been allocated to various portfolio segments, the allowance is general in nature and is available for the portfolio in its entirety. At December 31, 1997, the allowance for possible credit losses was $2,955,000, or 1.64% of total loans. This compares with $2,836,000, or 1.62%, at December 31, 1996 and $2,618,000, or 1.56%, at December
31, 1995.

The provision for possible credit losses was $624,000 in 1997 and $648,000 and $540,000 in 1996 and 1995 respectively. The Bank reduced the provision in 1997 while maintaining a higher reserve to gross loan total due to moderate growth in loan outstandings. Table 3 summarizes loan losses and recoveries during 1997, 1996, and 1995. During 1997 the Bank experienced net charge-offs of $505,000, compared with net charge-offs of $430,000 and $80,000 in 1996 and 1995 respectively. Accordingly, the net charge-off ratio for 1997 was .27% compared to .24% and .05% at the end of 1996 and 1995 respectively. An increase in charge-offs of installment loans to individuals most significantly impacted 1997 totals. Specific procedures have been implemented to strengthen consumer loan underwriting and enhance collection efforts.


TABLE 3
ANALYSIS OF THE ALLOWANCE FOR POSSIBLE CREDIT LOSSES                                  YEARS ENDED
(000'S OMITTED)                                                                       DECEMBER 31,
                                                                                    1997               1996               1995
                                                                                 -------------------------------------------------
Balance Beginning of Period                                                       $2,836               $2,618               $2,158
                                                                                 -------------------------------------------------
Charge-offs:
  Domestic:
    Commercial, Financial and Agricultural                                           (69)                (154)                (151)
    Real Estate-Construction                                                           0                    0                    0
    Real Estate-Mortgage                                                               0                  (50)                 (14)
    Installment Loans to Individuals                                                (500)                (304)                (125)
    Lease Financing                                                                    0                    0                    0
                                                                                 -------------------------------------------------
      Total Charge-offs                                                             (569)                (508)                (290)
                                                                                 -------------------------------------------------
Recoveries:
  Domestic:
    Commercial, Financial and Agricultural                                            15                    7                  127
    Real Estate-Construction                                                           0                    0                    0
    Real Estate-Mortgage                                                               4                    8                    9
    Installment Loans to Individuals                                                  45                   63                   74
    Lease Financing                                                                    0                    0                    0
                                                                                 -------------------------------------------------
      Total Recoveries                                                                64                   78                  210
                                                                                 -------------------------------------------------
Net Charge-offs                                                                     (505)                (430)                 (80)
                                                                                 -------------------------------------------------
Provision                                                                            624                  648                  540
                                                                                 -------------------------------------------------
Balance at End of Period                                                          $2,955               $2,836               $2,618
                                                                                 =================================================
Ration of Net Charge-offs During the Period                                        0.28%                0.24%                0.05%
                                                                                 =================================================


NON-INTEREST INCOME


Non-interest  income was  $3,472,000 in 1997,  $3,472,000 and $3,177,000 in 1996
and 1995 respectively. These amounts represent no increase in 1997, a 9.3% increase in 1996, and a 16.6% increase in 1995. As detailed below, the Bank experienced growth in service charges on deposit accounts, fiduciary activities, and other operating income matched by declines in mortgage servicing and sales and gains on other real estate owned.

The most significant category of non-interest income is service charges on deposit accounts. These fees were $1,584,000 compared to $1,439,000 in 1996 and $1,314,000 in 1995. This is an increase of $145,000 or 10.1% in 1997 and
$125,000 or 9.5% in 1996. Growth in deposit totals, the number of accounts and certain account activities account for the increase.

Gain on the sale of mortgage loans originated by the Bank and sold in the secondary market were $215,000 in 1997, $326,000 in 1996, and $243,000 in 1995.
The 34.0% decrease in 1997 occurred because of strong competitive pressures and a reduction in the margins of these sold mortgage loans. The increase in 1996 occurred primarily due to the recognition of income from the value of mortgage servicing rights which began with the implementation of Financial Accounting Standard No. 122.

Gain on the sale of real estate owned declined to $1,000 in 1997, compared to $145,000 in 1996 and $297,000 in 1995. A decline in the amount of real estate owned and associated sales transactions account for the declines in 1997 and 1996.

Fees from servicing sold mortgage loans decreased $50,000 to $314,000 in 1997 compared to $364,000 in 1996 and $396,000 in 1995. The decreases occurred because of an increase in sold mortgage loan payoffs.

Fiduciary income increased $140,000 in 1997 to $490,000 compared to $350,000 in 1996 and $271,000 in 1995. The 40% fee increase in 1997 and the 29.2% increase in 1996 is attributable to growth in the assets under management within the Corporation's Investment Trust Department.

Income derived from merchant services and visa interchange fees, included in other operating income, was $202,000, in 1997 up from $146,000 in 1996 and $101,000 in 1995. These increases are attributable to an increase in new merchant accounts and an increase in customer debit card activity resulting in higher visa interchange fees.



TABLE 4                                                        TWELVE MONTHS ENDED
ANALYSIS OF NON-INTEREST INCOME                                    DECEMBER 31,
---------------------------------------------------------------------------------------
(000'S OMITTED)
                                                      1997        1996          1995
---------------------------------------------------------------------------------------
SERVICE CHARGES ON DEPOSIT ACCOUNTS                   $1,584       $1,439        $1,314
GAIN ON SALE OF MORTGAGES                                215          326           243
GAIN ON SALE OF REAL ESTATE OWNED                          1          145           297
MORTGAGE SERVICING FEES                                  314          364           396
FIDUCIARY INCOME                                         490          350           271
OTHER OPERATING INCOME                                   868          848           656
                                                     ----------------------------------
  TOTAL NON-INTEREST INCOME                           $3,472       $3,472        $3,177
                                                     ==================================



NON-INTEREST EXPENSE

Total non-interest expense was $10,242,000 in 1997 compared with $10,190,000 in 1996 and $9,317,000 in 1995. This is an increase of .5% in 1997, an increase of 9.4% in 1996, and an increase of 13.2% in 1995.

Salary and benefit costs, the Corporation's largest non-interest expense category, were $4,925,000 in 1997, compared with $4,661,000 in 1996 and $4,289,000 in 1995. 1997 salary costs represent an increase of 5.7% over 1996, and 1996 salary costs represent an increase of 8.7% over 1995. Increased costs are a result of annual salary increases and additional staff to more effectively develop and sell products and services.

In 1997 equipment expenses were $1,423,000 compared to $1,317,000 in 1996 and $1,091,000 in 1995, an increase of 8.0% in 1997 and 20.7% in 1996. Equipment depreciation expense increased due to 1997 purchases and the increase in depreciation for assets purchased in 1996 in connection with the opening of two new supermarket locations. Maintenance contracts on computer systems and equipment lease expense also increased in 1997.

Occupancy expenses associated with the Corporation's facilities were $682,000 in 1997 compared to $645,000 in 1996 and $580,000 in 1995. This represents an increase of 5.7% in 1997 and 11.2% in 1996. The primary reason for the increases is the lease expense associated with the two new supermarket locations and increased depreciation expense associated with the renovation of existing facilities.

In 1995, the Federal Deposit Insurance Corporation (FDIC) reviewed and restructured its premium assessments. Because of this restructuring, many banks received lower assessment factors. Accordingly, 1996 FDIC assessments dropped to $2,000 compared to $222,000 in 1995. In 1997, the FDIC reviewed and reinstated required reserve assessments. Accordingly, in 1997 expenses associated with the FDIC assessment increased to $28,000 from $2,000 in 1996.

Office supplies expense decreased in 1997 to $262,000 compared to $320,000 in 1996 and $233,000 in 1995. This 18.1% decrease in 1997 is attributable to a consolidation of regular office supplies and preprinted forms. The increase in 1996 is attributable to cost and volume increases of regular office supplies and preprinted forms.

Loan and collection expenses were $430,000 in 1997 compared to $383,000 in 1996 and $418,000 in 1995. The $47,000 or 12.3% increase in 1997 is primarily attributable to an increase in indirect consumer loan volume and accordingly, an increase in dealer reserve fees.

Advertising and promotional expenses were $305,000 in 1997 compared to $354,000 in 1996 and $293,000 in 1995. The $49,000 or 13.8% decrease in 1997 is attributable to decreases in the use of various types of media to advertise products and services and for promotional items to be given to existing and potential customers as an additional form of advertisement. The increase in 1996 is attributable to increases in media costs associated with advertising products and services.

In 1997, the Company experienced a $12,000 loss on security transactions compared to a $67,000 loss in 1996 and a $117,000 loss in 1995. The losses were associated with the sale of investment securities which the Company sold in order to reinvest in issues with higher interest rates or more predictable rate structures. There were fewer of these transactions in 1997 than in 1996 or 1995.

The final category of non-interest expense is other operating expenses. These expenses were $2,175,000 in 1997 compared to $2,441,000 and $2,074,000 in 1996 and 1995 respectively. The $266,000 decrease in 1997 is primarily attributable to the 1996 second quarter loss of $125,000 on a litigation settlement. The increase in 1996 is primarily attributable to the litigation settlement and increases in legal and consulting fees.


TABLE 5                                                                  TWELVE MONTHS ENDED
ANALYSIS OF NON-INTEREST EXPENSE                                            DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------------
(000'S OMITTED)
                                                                                   1997                   1996                  1995
------------------------------------------------------------------------------------------------------------------------------------
SALARIES AND  BENEFITS                                                            $4,925                $4,661                $4,289
EQUIPMENT                                                                          1,423                 1,317                 1,091
NET OCCUPANCY                                                                        682                   645                   580
FDIC ASSESSMENT                                                                       28                     2                   222
OFFICE SUPPLIES                                                                      262                   320                   233
LOAN & COLLECTION EXPENSE                                                            430                   383                   418
ADVERTISING AND PROMOTIONAL                                                          305                   354                   293
LOSS ON SECURITIES TRANSACTIONS                                                       12                    67                   117
OTHER OPERATING EXPENSES                                                           2,175                 2,441                 2,074
                                                                                 -------               -------               -------
  TOTAL NON-INTEREST EXPENSE                                                     $10,242               $10,190                $9,317
                                                                                 =======               =======               =======

LIQUIDITY AND INTEREST RATE RISK MANAGEMENT

Asset/Liability management is designed to assure liquidity and reduce interest rate risks. The goal in managing interest rate risk is to maintain a strong and relatively stable net interest margin. It is the responsibility of the Asset/Liability Management Committee (ALCO) to set policy guidelines and to establish short-term and long-term strategies with respect to interest rate exposure and liquidity. The ALCO, which is comprised of key members of senior management, meets regularly to review financial performance and soundness, including interest rate risk and liquidity exposure in relation to present and perspective markets, business conditions, and product lines. Accordingly, the committee adopts funding and balance sheet management strategies that are intended to maintain earnings, liquidity, and growth rates consistent with policy and prudent business standards.

Liquidity maintenance, together with a solid capital base and strong earnings performance are key objectives of the Corporation. The Bank's liquidity is derived from a strong deposit base comprised of individual and business deposits. Deposit accounts of customers in the mature market represent a substantial portion of deposits of individuals. The Bank's deposit base plus other funding sources (federal funds purchased, other liabilities and shareholders' equity) provided primarily all funding needs in 1997 and 1996.

Primary liquidity is provided through short term investments or borrowings (including federal funds sold and purchased) and secondary liquidity is provided by the investment portfolio. As of December 31, 1997 federal funds sold represented 2.1% of total assets, compared to 3.3% at the end of 1996. The Corporation regularly monitors liquidity to ensure adequate cash flows to cover unanticipated reductions in the availability of funding sources.

Interest rate risk is managed by controlling and limiting the level of earnings volatility arising from rate movements. The Corporation regularly performs reviews and analysis of those factors impacting interest rate risk. Factors include maturity and re-pricing frequency of balance sheet components, impact of rate changes on interest margin and prepayment speeds, market value impacts of rate changes, and other issues. Both actual and projected performance are reviewed, analyzed, and compared to policy and objectives to assure present and future financial viability.

The Corporation had cash flows from financing activities resulting primarily from the growth of demand and savings deposits. In 1997 these deposits increased $5,637,000 compared with an increase of $2,382,000 in 1996 and a decrease of $885,000 in 1995. In 1996, cash flows from financing activities were primarily due to growth of certificates of deposit. During 1996 these deposits increased $10,182,000 compared to growth of only $848,000 in 1997. Throughout 1997, a more conservative pricing strategy was established with regard to certificates because of the negative interest margin impact of previously being a market rate leader in this deposit category. Cash used in investing activities was $11,068,000 in 1997 and $15,294,000 in 1996. The primary reason for the decrease in investing activities was a decrease in the origination's of loans, net of principal repayments comparing 1997 to 1996.


RISK ELEMENTS AND MANAGEMENT

Credit risk is managed via specific credit approvals and monitoring procedures. The Bank's credit administration function reviews the portfolio on a periodic basis for compliance with credit policies and for identification of problem loans. These procedures provide management with information for setting appropriate direction and taking corrective action as needed.

Construction and Real Estate Loans

The Bank closely monitors its construction and commercial mortgage loan portfolios. Construction loans at December 31, 1997 which comprised 8.1% of total loans, totaled $14,589,000 as compared to $15,467,000 at the end of 1996.

The construction and commercial real estate loan portfolios are located principally in the Bank's local markets. Included are loans to various
industries  and  professional  organizations.   The  Bank  believes  that  these
portfolios are well diversified and do not present a significant risk to the institution.

NON-PERFORMING ASSETS

Non-performing assets include loans on which interest accruals have ceased, loans which have been re-negotiated, and real estate acquired through foreclosure. Past due loans are loans which were delinquent 90 days or more, but have not been placed on non-accrual status. Table 6 represents the levels of these assets at December 31, 1997, 1996, and 1995.

The increase in non-performing loans is primarily due to several delinquent single-family mortgage loans which have sufficient equity and no expected loss. Additionally, the increase in non-accrual loans is due to two large commercial loan facilities wherein agreements have been executed that require specific action plans, collateral pledges, and related performance expectations. The loans will be closely monitored. While the non-performing loan increase is of concern, overall asset quality remains satisfactory.

The ratio trends listed below support the above mentioned loan facilities that are included in the non-performing category.



TABLE 6
NON-PERFORMING ASSETS AND PAST DUE LOANS
                                                                                     DECEMBER 31,
                                                                1997                    1996                1995
                                                             -----------------------------------------------------------
NON-PERFORMING LOANS:
  LOANS PAST DUE 90 DAYS OR MORE & STILL
    ACCRUING                                                   $  618,000               $123,000               $462,000
  NON-ACCRUAL LOANS                                             1,866,000                575,000                320,000
  RENEGOTIATED LOANS                                                8,000                      0                      0
                                                              ---------------------------------------------------------
    TOTAL NON-PERFORMING LOANS                                  2,492,000                698,000                782,000
                                                              ---------------------------------------------------------

OTHER NON-PERFORMING ASSETS:
  OTHER REAL ESTATE                                                     0                 56,000                207,000
  REO IN REDEMPTION                                                     0                      0                131,000
  OTHER NON-PERFORMING  ASSETS                                     94,000                 28,000                      0
                                                              ---------------------------------------------------------

    TOTAL OTHER NON-PERFORMING ASSETS                              94,000                 84,000                338,000
                                                              ---------------------------------------------------------

TOTAL NON-PERFORMING ASSETS                                    $2,586,000               $782,000             $1,120,000
                                                              =========================================================

NON-PERFORMING LOANS AS A % OF
  TOTAL LOANS                                                        1.38%                  0.40%                  0.47%

NON-PERFORMING ASSETS AS A % OF
  TOTAL LOANS AND OTHER REAL ESTATE                                  1.43%                  0.45%                  0.67%

ALLOWANCE FOR LOAN LOSSES AS A % OF
  NON-PERFORMING LOANS                                             118.58%                406.30%                334.78%

ALLOWANCE FOR LOAN LOSSES, OTHER REAL
  ESTATE, AND IN-SUBSTANCE FORECLOSURES
  AS A % OF NON-PERFORMING ASSETS                                  114.27%                369.82%                263.93%

ACCRUING LOANS PAST DUE 90 DAYS OR
  MORE TO TOTAL LOANS                                                0.34%                  0.07%                  0.28%

NONPERFORMING ASSETS AS A % OF
  TOTAL ASSETS                                                       0.98%                  0.31%                  0.47%

CAPITAL MANAGEMENT

Total shareholders' equity rose 10.9% to $26,742,000 at December 31, 1997 compared with $24,109,000 at December 31, 1996. The Corporation's equity to asset ratio was 10.2% at December 31, 1997 compared to 9.5% at December 31, 1996. The increase in the amount of capital was obtained through retained earnings and the proceeds from the issuance of new shares. In 1997 the Corporation increased its cash dividends by 35.2% to $2.61 per share compared with $1.93 in 1996.

At December 31, 1997 the Corporation's tier 1 and total risk-based capital ratios were 12.2% and 13.5%, respectively, compared with 11.8% and 13.0% in 1996. The Corporation's tier 1 leverage ratio was 10.0% at December 31, 1997 compared with 9.9% at December 31, 1996. These increases are largely attributable to larger capital growth rate than the growth rate of risk weighted assets. Regulations prescribed under the Federal Deposit Insurance Corporation Improvement Act of 1991 have defined "well capitalized" institutions as those having total risk-based ratios, tier 1 risk-based capital ratios and tier 1 leverage ratios of at least 10%, 6%, and 5% respectively. At December 31, 1997, the Corporation was well in excess of the minimum capital and leverage requirements necessary to be considered a "well capitalized" banking company as defined by federal law.

At December 31, 1997 the Corporation had an unrealized gain on securities available for sale (AFS) of $59,000 compared to an unrealized loss at December 31, 1996 of $175,000. This change from an unrealized loss to an unrealized gain is attributable to an overall decrease of market interest rates throughout 1997. With lower market rates, the market value adjustment changed from the unrecognized loss based on book value to market value to an unrecognized gain.

INTEREST RATE SENSITIVITY MANAGEMENT

Interest rate sensitivity management seeks to maximize net interest income as a result of changing interest rates, within prudent ranges of risk. The Corporation attempts to accomplish this objective by structuring the balance sheet so that re-pricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these re-pricing opportunities at any point in time constitute a bank's interest rate sensitivity. As a matter of practice, the Bank doesn't use derivative transactions in managing interest rate risk.

An indicator of the interest rate sensitivity structure of a financial institution's balance sheet is the difference between its interest rate sensitive assets and interest rate sensitive liabilities, and is referred to as "GAP".

Table 7 sets forth the distribution of re-pricing of the Corporation's earning assets and interest bearing liabilities as of December 31, 1997, the interest rate sensitivity GAP, as defined above, the cumulative interest rate sensitivity GAP, the interest rate sensitivity GAP ratio (i.e. interest rate sensitive assets divided by interest rate sensitive liabilities) and the cumulative sensitivity GAP ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may re-price in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the re-pricing of various categories of assets and liabilities is subject to the Corporation's needs, competitive pressures, and the needs of the Corporation's customers. In addition, various assets and liabilities indicated as re-pricing within the same period may in fact re-price at different times within such period and at different rates or indices.




TABLE 7                                      GAP ANALYSIS
                                           DECEMBER 31, 1997
(000'S OMITTED)                                  WITHIN      THREE       ONE TO      AFTER
                                                 THREE       MONTHS-     FIVE        FIVE
                                                 MONTHS      ONE YEAR    YEARS       YEARS         TOTAL
EARNING ASSETS:
  INTEREST BEARING BANK DEPOSITS                $95               $0               $0              $0               95
  FEDERAL FUNDS SOLD                          5,400                0                0               0            5,400
  INVESTMENT SECURITIES                       3,721            9,499           17,450          25,380           56,050
  LOANS                                      61,124            9,736           87,714          22,099          180,673
  LOANS HELD FOR SALE                         3,525                0                0               0            3,525
                                           ---------------------------------------------------------------------------
    TOTAL EARNING ASSETS                    $73,865          $19,235         $105,164         $47,479         $245,743
                                           ===========================================================================
INTEREST BEARING LIABILITIES:
  INTEREST BEARING DEMAND DEPOSITS          $33,258               $0               $0              $0          $33,258
  SAVINGS DEPOSITS                           19,452                0                0          41,575           61,027
  TIME DEPOSITS LESS THAN $100,000           18,545           35,738           19,112           6,177           79,572
  TIME DEPOSITS GREATER THAN $100,000         8,329           10,700            5,410           1,166           25,605
  OTHER BORROWINGS                            1,500               10               40           1,135            2,685
                                           ---------------------------------------------------------------------------
    TOTAL INTEREST BEARING LIABILITIES      $81,084          $46,448          $24,562         $50,053         $202,147
                                           ===========================================================================
INTEREST RATE SENSITIVITY GAP               ($7,219)        ($27,213)         $80,602         ($2,574)         $43,596
CUMULATIVE INTEREST RATE
  SENSITIVITY GAP                           ($7,219)        ($34,432)         $46,170         $43,596
INTEREST RATE SENSITIVITY GAP                  0.91             0.41             4.28            0.95
CUMULATIVE INTEREST RATE
  SENSITIVITY GAP RATIO                        0.91             0.73             1.30            1.22


FENTURA BANCORP, INC. COMMON STOCK

Table 8 sets forth the high and low market information for each quarter of 1997, 1996 and 1995, as provided by Roney & Co. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions. As of January 9, 1998, there were 516 shareholders of record, not including participants in the Company's employee stock option program.




TABLE 8
                                                                      DIVIDENDS
                                  MARKET INFORMATION                    PAID
YEAR          QUARTER              HIGH        LOW                      PER SHARE
-----------------------------------------------------------------------------------
     FIRST QUARTER                $40.00       $40.00                  $0.33
     SECOND QUARTER               $41.00       $40.00                  $0.33
1995 THIRD QUARTER                $43.00       $41.00                  $0.33
     FOURTH QUARTER               $43.00       $41.50                  $0.68
                                                                      ------
                                                                       $1.67

     FIRST QUARTER                $37.50       $36.50                  $0.36
1996 SECOND QUARTER               $37.50       $37.50                  $0.36
     THIRD QUARTER                $38.75       $37.50                  $0.36
     FOURTH QUARTER               $42.00       $40.00                  $0.85
                                                                      ------
                                                                       $1.93

     FIRST QUARTER                $43.75       $43.75                  $0.38
1997 SECOND QUARTER               $49.00       $44.75                  $0.38
     THIRD QUARTER                $51.00       $48.00                  $0.38
     FOURTH QUARTER               $52.25       $51.00                  $1.47
                                                                      ------
                                                                      $ 2.61

NOTE: DIVIDEND PER SHARE FIGURES HAVE BEEN ADJUSTED TO REFLECT THE 15% STOCK DIVIDEND PAYABLE IN JANUARY 1996.

[FENTURA BANCORP, INC LOGO]

                                  P R O X Y

                              ONE FENTON SQUARE
                         FENTON, MICHIGAN 48430-0725

       This Proxy is Solicited on Behalf of the Board of Directors of
                            Fentura Bancorp, Inc.

         The undersigned hereby appoints Richard A. Shook and Brian P. Petty as Proxies, each with power to appoint his substitute, and hereby authorizes each and any of them to represent and to vote with respect to the matters set forth below and in their discretion as to such other matters as may properly be brought before the meeting or any adjournment thereof, all the shares of Common Stock of Fentura Bancorp, Inc. held of record by the undersigned at the Annual Meeting of Shareholders to be held on March 18, 1998, or any adjournment or adjournments thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR the election of the below named individuals. The Board of Directors recommends a vote FOR the election of the below named individuals.

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                              ELECTION OF DIRECTORS

         1. To elect two Directors to serve as "Class I Directors" for a term until the 2001 Annual Meeting of Shareholders and until their successors are elected and have qualified.
         Nominees:

         John S. Gerych  Thomas P. McKenney  Glen J. Pieczynski  Philip J. Lasco

         FOR [ ] ALL NOMINEES      WITHHOLD [ ]ALL NOMINEES          ABSTAIN [ ]

         FOR [ ]ALL NOMINEES, except vote withheld from the following nominee(s):

         ____________________________________________________________
         (type or print name(s) of nominees for whom vote is withheld)

         When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian or in other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Signature, if held jointly

                                             Dated:____________________, 1998

                                             TOTAL SHARES:______________________